UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): January 19, 2008

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 19, 2008, Ariba, Inc. (“Ariba”), Procuri, Inc. (“Procuri,” and together with Ariba, the “Company”) and Sky Technologies LLC (“Sky”) entered into a Settlement Agreement (the “Settlement Agreement”) pursuant to which the parties agreed to settle the ongoing patent disputes in the Federal District Court for the district of Massachusetts and in the Federal District Court for the Eastern District of Texas (together, the “Litigation”). Ariba acquired Procuri on December 17, 2007. The Settlement Agreement provides for the following:

Release and Suit Dismissal

Sky will grant a general release from all liability for the Company including all liability related to past infringement of Sky patents. The Company will grant a general release of all liability for Sky. Sky will dismiss the Litigation with prejudice against Ariba and Procuri in Massachusetts and Texas, respectively.

License

Sky will grant to the Company, its distributors and customers a non-exclusive, irrevocable, perpetual license under all Sky patents, including those at issue in the Litigation, with respect to certain defined conduct related to Company product offerings.

Payments

Ariba shall pay Sky $5.5 million for the settlement and Procuri shall pay $2.0 million for the settlement. In addition, Ariba has agreed to pay a maximum of $400,000 in Sky’s verifiable expenses.

The description of the Settlement Agreement contained herein is qualified in its entirety by the complete text of the agreement, which is filed as Exhibit 10.40 hereto, and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On January 24, 2008, Ariba, Inc. (“Ariba”) announced its financial results for its first quarter of fiscal year 2008, ended December 31, 2007, as well as certain other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information set forth herein, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

About Non-GAAP Financial Measures

Ariba provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (“GAAP”). The attached press release contains non-GAAP financial information. This non-GAAP financial information includes non-GAAP revenues, non-GAAP cost of revenues, gross profit, operating expenses, (loss) income from operations, net (loss) income and net (loss) income per share amounts. Management reviews this non-GAAP financial information in evaluating Ariba’s historical and projected financial performance and believes that it may assist investors in assessing Ariba’s ongoing operations. The presentation of this additional financial information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

In the press release attached hereto as Exhibit 99.1, Ariba has provided a reconciliation of the non-GAAP financial information provided in the press release with the comparable financial information reported in accordance with GAAP for the given period.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.40	Settlement and License Agreement, effective as of January 19, 2008, by and between Sky Technologies, LLC, Ariba, Inc. and Procuri, Inc.

99.1	Press Release of Ariba, Inc. dated January 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: January 24, 2008	By:	/s/ James W. Frankola
James W. Frankola
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.40	Settlement and License Agreement, effective as of January 19, 2008, by and between Sky Technologies, LLC, Ariba, Inc. and Procuri, Inc.

99.1	Press Release of Ariba, Inc. dated January 24, 2008